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                                  Exhibit 11.1

                                HEARTPORT, INC.

                 STATEMENT RE: COMPUTATION OF PER SHARE LOSSES

                                                    Three Months Ended              Nine Months Ended
                                                       September 30,                  September 30,
                                                ---------------------------    ---------------------------
                                                     1996          1995            1996           1995
                                                -------------  ------------    -------------  ------------
PRO FORMA
Net Loss                                        $(13,435,881)  $(2,373,928)    $(23,135,115)  $(6,334,462)
                                                ------------   -----------     ------------   -----------
                                                ------------   -----------     ------------   -----------

Weighted averge common shares outstanding         24,252,000     5,983,000       14,560,000     5,983,000

Convertible preferred shares outstanding                  --     9,238,000        6,158,000     9,238,000

Shares related to SAB No. 55, 64 and 83                   --     4,562,000        1,521,000     4,562,000
                                                ------------   -----------     ------------   -----------
Total weighted average common shares
 outstanding                                      24,252,000    19,783,000       22,239,000    19,783,000
                                                ------------   -----------     ------------   -----------
                                                ------------   -----------     ------------   -----------

Net loss per share                              $      (0.55)  $     (0.12)    $      (1.04)  $     (0.32)
                                                ------------   -----------     ------------   -----------
                                                ------------   -----------     ------------   -----------

HISTORICAL
Net Loss                                        $(13,435,881)  $(2,373,928)    $(23,135,115)  $(6,334,462)
                                                ------------   -----------     ------------   -----------
                                                ------------   -----------     ------------   -----------

Weighted average common shares outstanding        24,252,000     5,983,000       16,828,000     5,983,000

Shares related to SAB No. 55, 64 and 83               --         7,128,000        2,376,000     7,128,000
                                                ------------   -----------     ------------   -----------
Total weighted average common shares
 outstanding                                      24,252,000    13,111,000       19,204,000    13,111,000
                                                ------------   -----------     ------------   -----------
                                                ------------   -----------     ------------   -----------
Net loss per share                              $      (0.55)  $     (0.18)    $      (1.20)  $     (0.48)
                                                ------------   -----------     ------------   -----------
                                                ------------   -----------     ------------   -----------

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